UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 7, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 7, 2005, Navigant International, Inc. (“Navigant”) issued a press release announcing the completion of its financial reviews related to its allocation of the purchase price of certain business acquisitions - between goodwill and customer-related and other identifiable intangibles - from 1997 through 2004 and regarding lease accounting practices, the finalization of its financial statements for the year ended December 26, 2004 and the filing of its 2004 Form 10-K. The press release also summarizes the effects of the restatements on the previously announced annual results. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

The above mentioned press release also provided an update on matters related to the financial reviews, including an agreement of the lending banks under Navigant’s existing credit agreement to extend the date by which the Company must provide financial statements and related compliance certificates, Navigant’s expectations on filing its fiscal 2005 first and second quarter Form 10-Qs, and Navigant’s intention to file for re-listing of its common stock on The Nasdaq National Market.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release of Navigant International, Inc. dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)